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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              SIERRA ON-LINE, INC.,

                         GREEN THUMB ACQUISITION CORP.,

                           GREEN THUMB SOFTWARE, INC.

                                       AND

                 THE SHAREHOLDERS OF GREEN THUMB SOFTWARE, INC.

                            DATED AS OF JULY 17, 1995
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                                    CONTENTS

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ARTICLE I - THE MERGER..................................................................   1

        1.1   The Merger ...............................................................   1

        1.2   The Closing ..............................................................   1

        1.3   Effective Date and Time ..................................................   2

        1.4   Certificate of Incorporation of the Surviving Corporation ................   2

        1.5   Bylaws of the Surviving Corporation ......................................   2

        1.6   Conversion of Shares .....................................................   2
              1.6.1    Exchange Ratio ..................................................   2
              1.6.2    Escrow ..........................................................   3
              1.6.3    Special Definitions .............................................   3
              1.6.4    Company Payments ................................................   4
              1.6.5    Exchange of Certificates ........................................   4
              1.6.6    No Fractional Shares ............................................   5
              1.6.7    Dissenting Shareholders .........................................   5
              1.6.8    No Further Transfers ............................................   5

        1.7   Pooling Restrictions on Transfer of the Securities .......................   5

ARTICLE II - REPRESENTATIONS AND WARRANTIES  OF THE
        COMPANY AND THE SHAREHOLDERS ...................................................   6

        2.1   Good Title, etc. .........................................................   6

        2.2   Organization .............................................................   6

        2.3   Enforceability ...........................................................   7

        2.4   Capitalization ...........................................................   7

        2.5   Subsidiaries and Affiliates ..............................................   8

        2.6   No Approvals or Notices Required; No Conflicts With Instruments ..........   8

        2.7   Financial Statements .....................................................   9

        2.8   Absence of Certain Changes or Events .....................................  10

        2.9   Taxes ....................................................................  12

        2.10  Property .................................................................  14

        2.11  Contracts ................................................................  15

        2.12  Customers and Suppliers ..................................................  17
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AGREEMENT AND PLAN OF MERGER                                              Page i
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        2.13  Orders, Commitments and Returns ......................................................  17

        2.14  Claims and Legal Proceedings .........................................................  17

        2.15  Labor Matters ........................................................................  17

        2.16  Employee Benefit Plans ...............................................................  18

        2.17  Patents, Trademarks, etc. ............................................................  19

        2.18  Accounts Receivable ..................................................................  21

        2.19  Inventory ............................................................................  21

        2.20  Corporate Books and Records ..........................................................  22

        2.21  Licenses, Permits, Authorizations, etc. ..............................................  22

        2.22  Compliance With Laws .................................................................  22

        2.23  Insurance ............................................................................  24

        2.24  Brokers or Finders ...................................................................  24

        2.25  Government Contracts .................................................................  25

        2.26  Absence of Questionable Payments .....................................................  25

        2.27  Personnel ............................................................................  25

        2.28  Bank Accounts ........................................................................  26

        2.29  Insider Interests ....................................................................  26

        2.30  Securities Act Matters ...............................................................  27

        2.31  Pooling Matters ......................................................................  29

        2.32  Full Disclosure ......................................................................  29

ARTICLE III - REPRESENTATIONS AND WARRANTIES  OF THE PURCHASER AND SIERRA ..........................  30

        3.1   Organization .........................................................................  30

        3.2   Enforceability .......................................................................  30

        3.3   Legal Proceedings ....................................................................  30

        3.4   Securities ...........................................................................  31

        3.5   No Brokers ...........................................................................  31

        3.6   Full Disclosure ......................................................................  31

        3.7   Tax Consequences .....................................................................  31
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AGREEMENT AND PLAN OF MERGER                                             Page ii
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ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS  OF THE PURCHASER AND SIERRA ......................  31

        4.1   Accuracy of Representations and Warranties ...........................................  32

        4.2   Performance of Agreements ............................................................  32

        4.3   Opinion of Counsel for the Company ...................................................  32

        4.4   Shareholder Approval .................................................................  32

        4.5   Resignations .........................................................................  32

        4.6   Consents to Merger ...................................................................  32

        4.7   Officers' Certificate ................................................................  32

        4.8   Principals' Certificates .............................................................  33

        4.9   Material Adverse Change ..............................................................  33

        4.10  Due Diligence ........................................................................  33

        4.11  Opinion of Accountants ...............................................................  33

        4.12  Approvals and Consents ...............................................................  33

        4.13  Proceedings and Documents; Secretary's Certificate ...................................  33

        4.14  Nonforeign Affidavit .................................................................  34

        4.15  Compliance With Laws .................................................................  34

        4.16  Pooling of Interests .................................................................  34

        4.17  Other Agreements .....................................................................  34

        4.18  Legal Proceedings ....................................................................  34

        4.19  Operative Documents ..................................................................  34

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS  OF THE SHAREHOLDERS AND THE COMPANY ...............  34

        5.1   Accuracy of Representations and Warranties ...........................................  35

        5.2   Performance of Agreements ............................................................  35

        5.3   Opinion of Counsel ...................................................................  35

        5.4   Officers' Certificate ................................................................  35

        5.5   Legal Proceedings ....................................................................  35

        5.6   Operative Documents ..................................................................  35

ARTICLE VI - COVENANTS..............................................................................  35

        6.1   Conduct of Business by the Company Pending the Merger ................................  36

        6.2   Access to Information; Confidentiality ...............................................  37
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AGREEMENT AND PLAN OF MERGER                                            Page iii
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        6.3   No Solicitation of Transactions ......................................................  38

        6.4   Notification of Certain Matters ......................................................  38

        6.5   Further Action; Reasonable Best Efforts ..............................................  38

        6.6   Publicity ............................................................................  39

ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER .....................................................  39

        7.1   Termination ..........................................................................  39

        7.2   Effect of Termination ................................................................  40

        7.3   Amendment ............................................................................  40

        7.4   Waiver ...............................................................................  40

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION ........................................................  40

        8.1   Survival .............................................................................  40

        8.2   Indemnification by the Shareholders ..................................................  41

        8.3   Indemnification by Sierra ............................................................  41

        8.4   Threshold and Limitations ............................................................  41

        8.5   Procedure for Indemnification ........................................................  42

        8.6   Offset ...............................................................................  43

ARTICLE IX - GENERAL................................................................................  43

        9.1   Expenses .............................................................................  43

        9.2   Bank Loans ...........................................................................  43

        9.3   Employee Agreements ..................................................................  44

        9.4   Notices ..............................................................................  44

        9.5   Severability .........................................................................  45

        9.6   Entire Agreement .....................................................................  45

        9.7   Assignment ...........................................................................  45

        9.8   Parties in Interest ..................................................................  45

        9.9   Specific Performance .................................................................  46

        9.10  Governing Law ........................................................................  46

        9.11  Headings .............................................................................  46

        9.12  Counterparts .........................................................................  46

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AGREEMENT AND PLAN OF MERGER                                             Page iv
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EXHIBITS

1.3    -   Certificates of Merger

1.4    -   Articles of Incorporation of the Surviving Corporation

1.5    -   Bylaws of the Surviving Corporation

1.6    -   Form of Escrow Agreement

2.1    -   Disclosure Memorandum

2.2    -   Form of Registration Rights Agreement

2.3    -   Form of Noncompetition Agreement

4.3    -   Form of Opinion of Counsel for the Company

4.14   -   Foreign Investment in Real Property Tax Act Affidavit

5.3    -   Form of Opinion of Counsel for Sierra

5.4    -   Sierra Officer's Certificate

9.2    -   Payoff Quotation

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AGREEMENT AND PLAN OF MERGER                                              Page v
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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of July 17, 1995 by and among Sierra On-Line, Inc., a Delaware corporation ("Sierra"), Green Thumb Acquisition Corp., a Washington corporation (the "Purchaser"), Green Thumb Software, Inc., a Colorado corporation (the "Company"), and the shareholders of the Company listed on the signature pages hereto (the "Shareholders").

                                    RECITALS

         A. The Company and the Purchaser believe it advisable and in the best interests of such corporations to effect the merger of the Company and the Purchaser (the "Merger") pursuant to this Agreement.

         B. The Board of Directors and the Shareholders of the Company have approved the Merger.

         C. The Board of Directors and the sole shareholder of the Purchaser have approved the Merger. Sierra is the sole shareholder of the Purchaser.

         D. For federal income tax purposes, the parties hereto intend to treat the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

         1.1      THE MERGER

         Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of the Company shall cease and the Company shall be merged with and into the Purchaser (the Purchaser is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Washington, the State of Colorado and other applicable law.

         1.2      THE CLOSING

         The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles IV and V hereof are satisfied or waived (the "Closing Date") at 2:00 p.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington,

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AGREEMENT AND PLAN OF MERGER                                              Page 1
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or such other time or location as Sierra and the Company shall agree. At the
Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or the other Operative Documents (as defined in Section 2.1) or otherwise.

         1.3      EFFECTIVE DATE AND TIME

         On the Closing Date and subject to the terms and conditions hereof, articles of merger (collectively, the "Articles of Merger") complying with the applicable provisions of the Washington Business Corporation Act ("Washington Law") and the Colorado Corporation Code ("Colorado Law), substantially in the form or forms attached hereto as Exhibit 1.3, and in such form as required by, and executed in duplicate in accordance with, Washington Law and Colorado Law, shall be delivered for filing to the Secretary of State of the State of Washington (the "Washington Secretary of State") and the Secretary of State of the State of Colorado (the "Colorado Secretary of State"), respectively. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") specified in the Articles of Merger as so filed. If the Washington Secretary of State or the Colorado Secretary of State requires any changes in the Articles of Merger as a condition to filing the Articles of Merger or issuing its certificate to the effect that the Merger is effective, Sierra, the Purchaser, the Company and the Shareholders will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

         1.4      CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

         At the Effective Time, the Certificate of Incorporation of the Purchaser shall be in the form attached hereto as Exhibit 1.4 and shall be the Certificate of Incorporation of the Surviving Corporation. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

         1.5      BYLAWS OF THE SURVIVING CORPORATION

         At the Effective Time, the Bylaws of the Purchaser shall be in the form attached hereto as Exhibit 1.5 and shall be the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         1.6      CONVERSION OF SHARES

                  1.6.1        EXCHANGE RATIO

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be cancelled.

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AGREEMENT AND PLAN OF MERGER                                              Page 2
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                  (b)      Each issued and outstanding share of Common Stock of
the Company, no par value ("Company Common Stock"), shall be converted into the right to receive from Sierra a number of shares of common stock of Sierra, $.01 par value per share ("Sierra Common Stock"), determined as follows (such shares being referred to herein as the "Merger Consideration" or the "Securities"):

                           (i)      at or as soon as practicable after the
Closing, a number of shares of Sierra Common Stock determined by dividing the Net Closing Shares (as defined below) by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Closing Consideration"); plus

                           (ii)     on or before the earlier of one year after
the Closing Date and the date on which Sierra's independent auditors issue their report with respect to the financial statements of Sierra for the first fiscal year of Sierra ending after the Closing, and subject to adjustment in accordance with the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit 1.6 (the "Escrow Agreement") to be entered into at the Closing among the Shareholders and Sierra, a number of shares of Sierra Common Stock determined by dividing the Escrow Shares (as defined below) by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  (c) Each issued and outstanding share of capital stock of the Purchaser shall be converted into one share of common stock of the Surviving Corporation.

                  1.6.2    ESCROW

         As soon as practicable after the Closing, Sierra shall deposit into escrow, in accordance with the terms of the Escrow Agreement, a number of shares of Sierra Common Stock (excluding any fractional shares) equal to the total number of Escrow Shares. The Escrow Shares, or the proceeds from any disposition thereof in accordance with the Escrow Agreement, shall be distributed from escrow in accordance with the Escrow Agreement.

                  1.6.3    SPECIAL DEFINITIONS

                  (a) The term "Aggregate Closing Shares" shall mean a number of shares (excluding any fractional share) of Sierra Common Stock determined by dividing $2,450,000 by the Closing Average (as defined below).

                  (b) The term "Net Closing Shares" shall mean a number of shares of Sierra Common Stock equal to the Aggregate Closing Shares, less (i) the Deduction Shares (as defined below) and (ii) a number of shares of Sierra Common Stock (excluding any fractional shares) equal to 10% of the number of shares of Sierra Common Stock remaining after the application of the preceding clause (i).

                  (c) The term "Deduction Shares" shall mean a number of shares of Sierra Common Stock (excluding any fractional shares) equal to (i) the aggregate dollar value of (A) all attorneys' fees, accounting fees and brokerage or finders' fees and/or commissions

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AGREEMENT AND PLAN OF MERGER                                              Page 3
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incurred by or on behalf of the Company or the Shareholders in connection with the transactions contemplated by this Agreement and (B) all obligations or liabilities of the Company for back pay owed to the Shareholders and to fund the Company's profit sharing plan, if the Company determines such funding is appropriate, through the Closing (the Company shall deliver to Sierra no later than one business day before the Closing a Certificate stating the actual dollar amounts of the items referred to in clauses (A) and (B) of this paragraph (c) as of such date and a reasonable estimate of the total dollar amounts of such items expected to be incurred), divided by (ii) the Closing Average.

                  (d) The term "Escrow Shares" shall mean a number of shares of Sierra Common Stock equal to the number of shares of Sierra Common Stock referred to in paragraph (b)(ii) of this Section 1.6.3.

                  (e) The term "Closing Average" shall mean the average of the last reported sale prices of Sierra Common Stock over the ten consecutive trading days ending three trading days prior to the Closing Date.

                  1.6.4    COMPANY PAYMENTS

         At the Closing, the Company shall pay in full the fees and obligations set forth in Section 1.6.3(c), which payments shall be reflected as expenses on the books of the Company as of the Closing Date. Sierra shall provide to the Company the funds necessary to make such payments as reflected in Section 9.1 hereof.

                  1.6.5    EXCHANGE OF CERTIFICATES

         As soon as practicable after the Effective Date, Sierra shall make available, and each Shareholder will be entitled to receive, upon surrender to Sierra of one or more certificates representing Company Common Stock for cancellation, certificates representing the number of shares of Sierra Common Stock that such Shareholder is entitled to receive at Closing pursuant to
Section 1.6.1 hereof. The shares of Sierra Common Stock that each Shareholder shall be entitled to receive at the Closing pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Sierra any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Sierra that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Sierra nor any other party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.


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AGREEMENT AND PLAN OF MERGER                                              Page 4
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                  1.6.6    NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Sierra Common Stock shall be issued upon the surrender for exchange of certificates representing Company Common Stock pursuant to the Merger, and no dividend, stock split or other distribution with respect to Sierra Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Sierra Common Stock upon surrender of certificates representing Company Common Stock for exchange pursuant to the Merger will be paid cash upon such surrender in an amount equal to such fraction multiplied by the Closing Average.

                  1.6.7    DISSENTING SHAREHOLDERS

         Any issued and outstanding shares of Company Common Stock held by any Shareholder who, in accordance with Colorado law, dissents from the Merger (a "Dissenting Shareholder") and requires appraisal of such Dissenting Shareholder's shares ("Dissenting Shares") shall not be converted or cancelled as described in Section 1.6.1 hereof but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Colorado Law; provided, however, that Dissenting Shares outstanding at the Effective Time and held by a Dissenting Shareholder who shall after the Effective Time withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal as provided by Colorado Law shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration.

                  1.6.8    NO FURTHER TRANSFERS

         After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be forwarded to Sierra and be cancelled and exchanged in accordance with this
Section 1.6, subject to applicable law in the case of Dissenting Shares.

         1.7      POOLING RESTRICTIONS ON TRANSFER OF THE SECURITIES

         The Shareholders shall not transfer the Securities received pursuant to the Merger until at least 30 days after the publication by Sierra of financial results for the first fiscal quarter of Sierra ending after the Closing which contains a period of at least 30 days of combined financial results of Sierra and the Surviving Corporation.

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AGREEMENT AND PLAN OF MERGER                                              Page 5
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                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         To induce the Purchaser and Sierra to enter into and perform this Agreement and the other Operative Documents (as defined in Section 2.1 hereof), and except as is otherwise set forth in the Disclosure Memorandum attached hereto as Exhibit 2.1 (the "Disclosure Memorandum"), which exceptions shall specifically identify the paragraph or paragraphs of this Article II to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this Article II, the Company and the Shareholders jointly and severally represent and warrant to the Purchaser and Sierra as of the date of this Agreement and as of the Closing as follows in this
Article II. Except as to Sections 2.2, 2.4 and 2.5 hereof, all references to the Company in this Article II shall include the Company's Subsidiaries (as defined in Section 2.2).

         2.1      GOOD TITLE, ETC.

         Each Shareholder represents with respect to itself only that (a) such Shareholder owns the shares of Company Common Stock listed opposite such Shareholder's name on Schedule 2.1 to the Disclosure Memorandum; (b) such shares of Company Common Stock are free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than the restriction on transfer set forth in Article 5, Section 2, of the Company's Articles of Incorporation (which restriction has been validly waived) and restrictions imposed by applicable securities laws), preemptive right or option; (c) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement by such Shareholder, including, without limitation and as applicable, the Escrow Agreement, the Registration Rights Agreement in substantially the form attached hereto as
Exhibit 2.2 to be entered into as of the Closing among Sierra and the Shareholders, and the Noncompetition Agreements in substantially the form attached hereto as Exhibit 2.3 to be entered into as of the Closing among Sierra, the Surviving Corporation and each of Judy McNary and Beth Tatem (together, the "Principals") (collectively, and including this Agreement, the "Operative Documents"), to consummate the transactions contemplated hereby and thereby, and to sell and transfer the shares of Company Common Stock held by such Shareholder hereunder without the consent or approval of any other Person (as defined in Section 2.6 hereof), other than as set forth on Schedule 2.6 to the Disclosure Memorandum; and (d) this Agreement and the other Operative Documents to which such Shareholder is a party have each been duly authorized, executed and delivered by such Shareholder and each is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         2.2      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each subsidiary of the Company listed on Schedule 2.5 to the Disclosure Memorandum (individually a "Subsidiary" and together the

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AGREEMENT AND PLAN OF MERGER                                              Page 6

"Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are set forth in Schedule 2.5 to the Disclosure Memorandum. The Company and each Subsidiary have all requisite corporate power and authority to own, operate and lease their properties and assets, to carry on their respective businesses as now conducted and as proposed to be conducted, and in the case of the Company to enter into and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby. The Company and each Subsidiary are duly qualified and licensed as foreign corporations to do business and are in good standing in each jurisdiction listed on Schedule 2.2, in the case of the Company, and Schedule 2.5, in the case of the Subsidiaries, to the Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Company's or such Subsidiary's properties occupied, owned or held under lease or the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except as set forth on Schedule 2.2 or Schedule 2.5, as the case may be, to the Disclosure Memorandum and except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, business prospects, assets, operations or condition (financial or other) of the Company or such Subsidiary.

         2.3      ENFORCEABILITY

         All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger, and the performance of all of the Company's obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.4      CAPITALIZATION

                  (a) The authorized capital stock of the Company consists of 48,000 shares of Company Common Stock.

                  (b) The issued and outstanding capital stock of the Company consists solely of 9,421 shares of Company Common Stock (the "Outstanding Shares"), which are and as of the Closing will be held of record and beneficially by the Shareholders as set forth on Schedule 2.4(b) to the Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. No Person other than the Shareholders holds any interest in any of the Outstanding Shares.

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AGREEMENT AND PLAN OF MERGER                                              Page 7
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                  (c)      There are no outstanding rights of first refusal,
preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of the Company's capital stock or the capital stock of any Subsidiary, except for the restriction on the transfer of shares set forth in Article 5, Section 2, of the Company's Articles of Incorporation (which restriction has been validly waived).

                  (d) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons (as defined in Section 2.6 hereof), that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. Except as set forth on
Schedule 2.4(d) to the Disclosure Memorandum, no Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         2.5      SUBSIDIARIES AND AFFILIATES

         The name, jurisdiction of incorporation and jurisdictions of foreign qualification of each of the Company's Subsidiaries are as set forth on Schedule
2.5 to the Disclosure Memorandum. Except as set forth on Schedule 2.5 to the Disclosure Memorandum, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest. The Company owns 100% of the issued and outstanding shares of capital stock, or other ownership interests, of each of the Subsidiaries, free and clear of any lien, encumbrance, preemptive right, right of first offer or refusal, or other prior claim, and all the issued and outstanding shares of capital stock, or other ownership interests, of the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable, and were issued and acquired in compliance with all applicable federal, state and foreign securities and other laws.

         2.6      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

                  (a) Except as set forth on Schedule 2.6(a) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the Colorado Secretary of State (the consent of all such Persons to be duly obtained

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AGREEMENT AND PLAN OF MERGER                                              Page 8
by the Company at or prior to the Closing), (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (iv) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Outstanding Shares or other securities of the Company, (v) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

                  (b) Except as set forth on Schedule 2.6(b) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby will not (i) constitute a violation by such Shareholder (with or without the giving of notice or lapse of time, or both) of any provisions of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the Colorado Secretary of State (the consent of all such Persons to be duly obtained by the Company or the Shareholder at or prior to the Closing),
(iii) result in the creation of any lien or encumbrance upon the shares of Company Common Stock owned by such Shareholder, or (iv) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company.

         2.7      FINANCIAL STATEMENTS

         The Company has delivered to Sierra (a) unaudited consolidated balance sheets and consolidated statements of operations, and retained earnings of the Company as of or for the fiscal years ended December 31, 1993 and 1994 compiled by Clifton, Gunderson & Co., independent certified public accountants, and (b) an unaudited consolidated balance sheet and unaudited consolidated statement of operations and retained earnings of the Company as of and for the six-month period ended June 30, 1995, compiled by Clifton, Gunderson & Co., independent certified public accountants. All of the foregoing financial statements are herein referred to as the "Financial Statements." The consolidated balance sheet of the Company as of June 30, 1995 is herein referred to as the "Company Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods covered therein ("GAAP") and present fairly the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of the unaudited financial statements as of and for the six-month period ended June 30, 1995 to normal recurring period-end audit adjustments which will not exceed $5,000 in the aggregate. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in the Company Balance Sheet,

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AGREEMENT AND PLAN OF MERGER                                              Page 9
except (a) liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice which are not in excess of $10,000 in the aggregate or $2,000 individually or (b) as specifically set forth on Schedule 2.7 to the Disclosure Memorandum. The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP. Except as set forth on Schedule 2.7 to the Disclosure Memorandum, the Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company's practices with respect to capitalizing software development costs, as reflected in the Financial Statements, are reasonable, in accordance with GAAP and industry standards, and consistent with the advice of the Company's independent accountants.

         2.8      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as specifically set forth on Schedule 2.8 to the Disclosure Memorandum, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder or any officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

                  (d) suffered any material adverse change in its working capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, reserves, financial condition, business, prospects or operations;

                  (e) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), or incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), which individually or in the aggregate exceed $10,000, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not to exceed $25,000 in the aggregate, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction

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AGREEMENT AND PLAN OF MERGER                                             Page 10
in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $5,000, was incurred in the ordinary course of business and is not yet due and payable;

                  (h) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $5,000, incurred in the ordinary course of business and consistent with past practice;

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person other than representatives of Sierra any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (k) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice or internal control procedure;

                  (m) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

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AGREEMENT AND PLAN OF MERGER                                             Page 11

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Shareholder or any of the Company's officers, directors or employees or any affiliate of any Shareholder or any of the Company's officers, directors or employees, except directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year ended December 31, 1994; except for those increased in the ordinary course of business and consistent with past practice.

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of the Company, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;

                  (p) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company or any employee of the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in subparagraphs (i), (ii) and (iii) above relate directly to the transactions contemplated herein or which would have any adverse effect upon the business, business prospects, assets, liabilities or financial condition of the Company;

                  (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property;

                  (r) received notice that there has been a loss of, or contract cancellation by, any current or prospective customer, licensor or distributor of the Company;

                  (s) taken any action, or become aware of any action taken by any Shareholder, which alone or together with other facts or circumstances could affect the ability of Sierra to account for the Merger as a "pooling of interests" transaction consistent with GAAP; or

                  (t) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

         2.9      TAXES

         Except as described on Schedule 2.9 to the Disclosure Memorandum, the Company has (a) duly and timely filed, including valid extensions, with the appropriate governmental

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AGREEMENT AND PLAN OF MERGER                                             Page 12
agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business, (b) all such Returns are true, correct and complete, and (c) except as set forth on Schedule 2.9 to the Disclosure Memorandum, paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on
Schedule 2.9 to the Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the Financial Statements are adequate for the payment of Taxes not yet due and payable, as determined in accordance with GAAP consistently applied; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) to the best of its knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Company of any tax liability with respect to any period for which Returns have been filed, including, but not limited to, any circumstances relating to the existence of a valid S corporation election for the Company for any such period; (iv) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by the Company or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and (vi) the Company has not filed any consent to the application of Section 341(f)(2) of the Code, to any assets held, acquired or to be acquired by it. The Company has furnished Sierra with complete and correct copies of all Returns. There are no tax liens on any property or assets of the Company other than liens for current taxes not yet payable. No claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code; the Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code; the Company is not a party to any Tax allocation or sharing agreement, and, except as set forth on Schedule 2.9 to the Disclosure Memorandum, the Company (A) has not been a member of an affiliated group filing a consolidated income Tax Return and (B) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise.

         2.10     PROPERTY

                  (a) The Company owns no real property other than the leasehold interests described in Schedule 2.10(a) to the Disclosure Memorandum, which contains a complete and

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AGREEMENT AND PLAN OF MERGER                                             Page 13
accurate list of all real property of the Company which is leased, rented or used by the Company (the "Real Property"). The Company has delivered to Sierra true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property.

                  (b) Schedule 2.10(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $1,000 which is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Listed Intellectual Property or the Intellectual Property Licenses (as defined in
Section 2.17 hereof). The Company has delivered to Sierra true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Personal Property. The Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $1,000, the Listed Intellectual Property and the Intellectual Property Licenses) reflected in the Company Balance Sheet and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all material property used in the business of the Company.

                  (c) The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except as set forth on Schedule 2.10(c) to the Disclosure Memorandum. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Real Property, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 2.6 to the Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Real Property in connection with the consummation of the transactions contemplated by this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

                  (d) Except as described on Schedule 2.10(d) to the Disclosure Memorandum, the Company's offices, warehouse and other structures and its Personal Property are of quality consistent with industry standards, are in good operating condition and

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AGREEMENT AND PLAN OF MERGER                                             Page 14
repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

                  (e) Except as set forth on Schedule 2.10(e) to the Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $2,000, was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property which is so noted on the list supplied pursuant to paragraph
(b) of this Section 2.10, the Company owns such Personal Property.

                  (f) Except as set forth on Schedule 2.10(f) to the Disclosure Memorandum, each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. Except as set forth on Schedule 2.10(f) to the Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Personal Property in connection with the consummation of the transactions contemplated by in this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property.

                  (g) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best of the Company's knowledge, has any such condemnation, expropriation or taking been proposed.

         2.11     CONTRACTS

         Schedule 2.11 to the Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, security agreements, license agreements, software development agreements, credit agreements, conditional sales agreements, instruments relating to the borrowing of money, and distributorship agreements. Except as set forth on Schedule 2.11 to the Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed all obligations imposed

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AGREEMENT AND PLAN OF MERGER                                             Page 15
upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to Sierra. Except as specifically set forth on Schedule 2.11 to the Disclosure Memorandum, the Company has no:

                  (a) agreements, contracts, commitments or restrictions requiring the Company to make any charitable contribution;

                  (b) purchase contracts or commitments of the Company that continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of its business or that are at an excessive price to the extent that such excess would be material to the Company's business;

                  (c) outstanding sales or service contracts, commitments or proposals of the Company which are expected by the Company to result in any material loss or the realization of substantially less than the Company's usual and customary margins upon completion or performance thereof, in excess of the inventory reserve provided in the Company Balance Sheet, or any outstanding contracts, bids, or sales or service proposals quoting prices which the Company, based upon the Company's current operations, expects not to result in a profit;

                  (d) agreements, understandings, arrangements or contracts that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancellable by it within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (e) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

                  (f) restriction by agreement from carrying on its business anywhere in the world;

                  (g) notice that any party to a contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder; or

                  (h) material disagreement with any of its suppliers or customers.

         2.12     CUSTOMERS AND SUPPLIERS

         Schedule 2.12 to the Disclosure Memorandum sets forth: (a) a complete and accurate list of the customers of the Company accounting for 2% or more of the Company's sales during the fiscal year last ended showing the approximate total sales by the Company to each

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AGREEMENT AND PLAN OF MERGER                                             Page 16
such customer during the fiscal year last ended and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year last ended. The Company has no reasonable basis to expect any material modification to its relationship with any customer or supplier named on Schedule 2.12 to the Disclosure Memorandum.

         2.13     ORDERS, COMMITMENTS AND RETURNS

         Schedule 2.13 to the Disclosure Memorandum contains an accurate summary of the Company's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by the Company (which include all contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Except as set forth in Schedule
2.13 to the Disclosure Memorandum there are no outstanding claims against the Company to return merchandise with an aggregate retail value in excess of $5,000 by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         2.14     CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth on Schedules 2.14 and 2.17 to the Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the Company's best knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation (other than as noted on Schedule 2.14 or 2.17 to the Disclosure Memorandum) which could reasonably be expected to be materially adverse to the business, business prospects, assets, operations or condition (financial or other) of the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein or which would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of the Company.

         2.15     LABOR MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's best knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which could have a material adverse effect upon the business, business prospects, assets, operations or conditions (financial or other) of the Company. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of

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AGREEMENT AND PLAN OF MERGER                                             Page 17
law, except for back pay to the Shareholders as referenced in Section 1.6.3(c) hereof. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company, and the Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization. Each employee, officer and consultant of the Company has executed an Employee Non-Disclosure Agreement in the form provided to Sierra. To the best of the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party, and the Company will use its best efforts to prevent any such violation.

         2.16     EMPLOYEE BENEFIT PLANS

         Except as set forth on Schedule 2.16 to the Disclosure Memorandum, the Company has no bonus, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or practice with regard to present or former employees as to which the Company has any liability ("Employee Benefit Plan"), whether formal or informal. Schedule 2.16 to the Disclosure Memorandum contains an accurate and complete description of, and sets forth the annual amount expected to be payable for the fiscal year last ended pursuant to, each Employee Benefit Plan, whether formal or informal. The Company Balance Sheet reflects in the aggregate all amounts accrued but unpaid under the aforesaid plans and arrangements as of the date thereof. The Company has no agreement, arrangement or commitment, whether formal or informal and whether legally binding or not, to create any additional plan or arrangement or to modify or amend any existing Employee Benefit Plan. The Company has delivered to Sierra true, correct and complete copies of all written Employee Benefit Plans of the Company, all contracts related thereto and the most recently available annual reports, summary plan descriptions, IRS Form 5500s (or 5500-C or 5500-R) and favorable determination letters for such plans. The Company is in compliance in all material respects with the terms of its Employee Benefit Plans and with all applicable laws and regulations, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The Company has extinguished any liabilities to participants, beneficiaries and the Pension Benefit Guaranty Corporation which may have arisen under any such plans previously, but not currently, maintained by them and expects to incur no future liabilities with regard to such plans. Neither the Company nor any "affiliate" of the Company is a party to or has ever made any contributions to, or is subject to any liability with respect to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any defined benefit plan within the meaning of Section 3(35) of ERISA. The term "affiliate" means any company, trade or business which is a member of the same control

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AGREEMENT AND PLAN OF MERGER                                             Page 18
group, as defined in Code Section 414(b) or 414(c), with the Company, or any company, trade or business which is a member of an affiliated service group, as defined in Code Section 414(m) or 414(o) with the Company. No prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) or failure to meet the requirements of Code Section 4980B(f) has occurred with respect to any Employee Benefit Plan which could subject the Company to any liability. There are no actions, suits or claims pending (other than routine claims for benefits) or which could reasonably be expected to be asserted against any Employee Benefit Plan or the assets of any such plan.

         2.17     PATENTS, TRADEMARKS, ETC.

         Set forth on Schedule 2.17 to the Disclosure Memorandum is a true and complete list of all inventions, patents, trademarks, trade names, brand names, copyrights, Software Products (as defined below), trade secrets and formulae (collectively, the "Listed Intellectual Property") of any kind now used or anticipated to be used in the business of the Company. Schedule 2.17 contains a complete and accurate list of all licenses or agreements which in any way affect the rights of the Company to any of the Listed Intellectual Property (the "Intellectual Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such license or agreement. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, neither the Company's operations nor any Listed Intellectual Property or Intellectual Property License infringes or provides any basis to believe that its operations or any Listed Intellectual Property or Intellectual Property License would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of the Company, any validly issued or pending patent or other right of any other Person, nor, to the knowledge of the Company, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby and by the other Operative Documents will not alter or impair the Company's rights to any of the Listed Intellectual Property or under any Intellectual Property License. The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto.

         Except as set forth on Schedule 2.17 of the Disclosure Memorandum, the Company is the sole and exclusive owner or licensee of:

                  (a) the Listed Intellectual Property, the Intellectual Property Licenses and the technology, know-how and processes now used by it, or used in connection with any product now being manufactured and sold by it, in the manner that such product is now being manufactured and sold; and

                  (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 2.17 to the Disclosure Memorandum (the "Software"), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and

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AGREEMENT AND PLAN OF MERGER                                             Page 19
related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of the Company's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Company's copyright in and to each of the Software Products and all works derivative therefrom (including the registrations of copyright listed on Schedule 2.17 to the Disclosure Memorandum), all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

         Except as set forth on Schedule 2.17 to the Disclosure Memorandum, each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, the Company has not received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Listed Intellectual Property except the Intellectual Property Licenses. No director, officer, shareholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. The Company does not know and does not have any reasonable basis to believe that there exist any new developments in the manufacture or marketing of the products of the Company or any new or improved products or processes useful in connection with the business of the Company as now conducted or as presently anticipated to be conducted that would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of the Company. None of the officers of the Company and none of the Company's employees, consultants, agents, representatives or advisers has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company which would have an adverse effect upon the Company's business or products.

         Except as set forth in the Disclosure Memorandum, to the Company's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, (i) the Company has not disclosed any source code regarding the Software Products to any person other than an employee of the Company or to Sierra or the Purchaser, except for any disclosure that would not have a material adverse effect on the

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AGREEMENT AND PLAN OF MERGER                                             Page 20
business, business prospects, assets, operations or conditions (financial or other) of the Company; (ii) the Company has at all times maintained reasonable procedures to protect and has enforced all trade secrets of the Company; (iii) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products nor, to the knowledge of the Company, is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to the Company, to any person or entity and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, which would give rise to such obligation; and (iv) the Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule
2.17 to the Disclosure Memorandum, the Company has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         Except as set forth on Schedule 2.17 to the Disclosure Memorandum, the Software Products are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to the Company's customers, Sierra or the Purchaser.

         2.18     ACCOUNTS RECEIVABLE

         All accounts receivable of the Company reflected in the Company Balance Sheet, or existing at the Effective Time, represent sales actually made in the ordinary course of business. Except as described on Schedule 2.18 to the Disclosure Memorandum, the bad debt reserves and sales return allowances reflected in the Company Balance Sheet are adequate. Set forth on Schedule 2.18 to the Disclosure Memorandum is a full and complete list of all consolidated accounts receivable of the Company existing as of June 30, 1995.

         2.19     INVENTORY

         Subject to such reserves and write-downs as may be reflected in the Financial Statements, all items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company are of a quality and quantity usable and saleable in the ordinary course of business. Such inventory consists of materials and supplies used or sold in the business of the Company.

         2.20     CORPORATE BOOKS AND RECORDS

         The Company has furnished to Sierra or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the

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AGREEMENT AND PLAN OF MERGER                                             Page 21

Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

         2.21     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified in Schedules 2.2 and 2.6 to the Disclosure Memorandum, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would have a material adverse effect on its business, business prospects, assets, operations or condition (financial or other). The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

         2.22     COMPLIANCE WITH LAWS

                  (a) Except as described on Schedule 2.22 to the Disclosure Memorandum, the Company has complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to the Real Property and the Personal Property, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the business, assets or operations of the Company, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Except as described on Schedule 2.22 to the Disclosure Memorandum, the Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

                  (b) To the Company's best knowledge, the Company is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation in respect of the Real Property or its plant, structures or operations. No such law, ordinance or regulation would reasonably be expected to prevent the use of substantially all of the Real Property for the conduct thereon of the business of the Company.

                  (c) To the Company's best knowledge, the Company is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property or the Personal Property or the conduct of their businesses, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters ("Environmental Laws"), including, by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resources Conservation and

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AGREEMENT AND PLAN OF MERGER                                             Page 22

Recovery Act and the regulations issued thereunder, the Comprehensive Environmental, Response, Compensation, and Liability Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable Colorado laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements where such violation might have a material adverse impact on the Company's business, business prospects, assets, operations or condition (financial or other).

                  (d) Except as set forth on Schedule 2.22 to the Disclosure Memorandum, to the Company's best knowledge, the Company has not, in violation of any Environmental Laws, transported, stored, treated, recycled, handled or disposed of, or allowed or arranged for any third party to transport, store, treat, recycle, handle or dispose of (i) any flammable substances, explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any wastes, materials or substances identified in or regulated by any Environmental Laws; (ii) asbestos, polychlorinated biphenyls, urea formaldehyde, nuclear fuel or material, chemical waste, carcinogens and radon, all to the extent regulated by any Environmental Laws; and (iii) gasoline, oil and other petroleum products (collectively, "Regulated Substances"), to or at any location other than a location lawfully permitted to receive such material for such purposes at such time. Set forth on such Schedule 2.22 is a complete and accurate list of all locations to which the Company has ever transported, or caused to be transported or allowed or arranged for any third party to transport, any type of Regulated Substances for storage, treatment, handling, processing, burning, recycling or disposal, as required by the Environmental Laws.

                  (e) Except as set forth on such Schedule 2.22, no real property ever owned by the Company, including, but not limited to, all surface and subsurface soil, sediments, groundwater and surface water located on, in or under such real property, was during the period of use by the Company being contaminated with any Regulated Substances or constituents thereof, which contamination has given or may give rise to any material obligation under any Environmental Laws, the common law or otherwise. To the present, actual knowledge of the Company without investigation, except as set forth on such
Schedule 2.22, no real property adjacent to or adjoining the Real Property has been so contaminated. To the knowledge of the Company without investigation, except as set forth on such Schedule 2.22, no polychlorinated biphenyls, lead-based materials or asbestos are present in or on the Real Property or in any equipment located therein, in violation of any Environmental Laws.

                  (f) Except as set forth on such Schedule 2.22, the Company has recorded or filed and has provided to Sierra true, accurate and complete copies of all reports with respect to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of drums, barrels, containers or other closed receptacles) (any of the foregoing, a "Release"), caused by the Company and required by any Environmental Laws to be filed by the Company with any government authority. Except as disclosed on such
Schedule 2.22, the

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AGREEMENT AND PLAN OF MERGER                                             Page 23

Company has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws.

                  (g) Except as disclosed on such Schedule 2.22, to the Company's knowledge, the Company has not caused the Release of any Regulated Substances or constituents thereof on, from or off-site of its property, or of any Release from any facility owned or operated by third parties but with respect to which any of them is alleged to have liability.

                  (h) Except as set forth on such Schedule 2.22, to the Company's knowledge, there are no tanks which, when considered with all associated piping, are located either wholly or partially below the surface of the ground, and, without regard to whether they are in contact with soil, within a building or contamination structure or otherwise are located in, on or under the Real Property, and, except as set forth on such Schedule 2.22, to the Company's knowledge, the Real Property, or any portion thereof, is not a "wetland" as defined by any law, environmental or otherwise, and is not subject to regulation.

         2.23     INSURANCE

         The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the software publication industry. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         2.24     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby, except that the Company did engage Christopher Schember of Business Development Advisors as a broker and finder, whose fee will be paid as provided in Section 1.6.4 hereof.

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AGREEMENT AND PLAN OF MERGER                                             Page 24

         2.25     GOVERNMENT CONTRACTS

         The Company has never been, nor as a result of the consummation of the transactions contemplated by this Agreement (without giving any consideration to the identity or conduct of the Purchaser or Sierra) will it be, suspended or debarred from bidding on contracts or subcontracts for any agency of the United States government, nor has such suspension or debarment been threatened or action for suspension or debarment been commenced. The Company has not been nor is it now being audited or, to the knowledge of the Company, investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, nor, to the knowledge of the Company, has such audit or investigation been threatened. To the Company's knowledge, there is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States government and there is no valid basis for a claim pursuant to an audit or investigation by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, or any prime contractor. The Company has never had a contract or subcontract terminated for default or has ever been determined to be nonresponsible by any agency of the United States government. Except as set forth on Schedule 2.25 to the Disclosure Memorandum, the Company has no outstanding agreements, contracts or commitments which require it to obtain or maintain a government security clearance.

         2.26     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company, nor any director or officer, nor, to the Company's knowledge, any agent, employee or other Person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to government officials or others. The Company has adequate financial controls to present such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company, nor any current director or officer, nor, to the Company's knowledge, any agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures.

         2.27     PERSONNEL

         Schedule 2.27 to the Disclosure Memorandum sets forth a true and complete list of:

                  (a) the names and current compensation amounts of all directors and elected and appointed officers of the Company and the family relationships, if any, among such persons;

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AGREEMENT AND PLAN OF MERGER                                             Page 25

                  (b) the wage rates for nonsalaried and nonexecutive salaried employees of the Company by classification, and all labor union contracts (if any);

                  (c) all group insurance programs in effect for employees of the Company; and

                  (d) the names and current compensation packages of all independent contractors and consultants of the Company.

         The Company is not in default with respect to any of its obligations referred to in clause (b) above.

         2.28     BANK ACCOUNTS

         Schedule 2.28 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         2.29     INSIDER INTERESTS

         Except as set forth on Schedule 2.29 to the Disclosure Memorandum, no Shareholder or officer or director or other representative of the Company has any interest (other than as a Shareholder of the Company) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.29 to the Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, holders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (a) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (b) is a supplier, customer, creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (c) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

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AGREEMENT AND PLAN OF MERGER                                             Page 26

         2.30     SECURITIES ACT MATTERS

         Each of the Shareholders hereby acknowledges, represents and warrants to the Purchaser and Sierra as follows:

                  (a) Ability to Bear Risk. Such Shareholder is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in the Securities.

                  (b) SEC Documents. Such Shareholder acknowledges that she has reviewed to her satisfaction the following publicly available filings and reports of Sierra: the 1994 Annual Report to Shareholders, the Form 10-K for the fiscal year ended March 31, 1994, the Form 10-K for the fiscal year ended March 31, 1995, Forms 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 1994, and the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 30, 1994 (collectively, the "Public Filings"). Such Shareholder acknowledges that an investment in the Securities involves a high degree of risk.

                  (c) Professional Advice. Such Shareholder has obtained, to the extent that it deems necessary, its own professional advice with respect to the risks inherent in acquiring the Securities, the condition of Sierra and the suitability of its investment in the Securities in light of its financial condition and investment needs.

                  (d) Sophistication. Such Shareholder, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement relating to the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities.

                  (f) Access to Information. Such Shareholder has been given access to full and complete information regarding Sierra and the Company, including, in particular, the current respective financial conditions of Sierra and the Company and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about Sierra.

                  (g) Acquisition Entirely for Own Account. The Securities are being acquired by such Shareholder for investment for its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the 1933 Act or to any applicable state securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any of the Securities.

                  (h) Due Diligence. Such Shareholder has conducted its own due diligence investigation of Sierra and its business and analysis of the merits and risks of an investment in

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AGREEMENT AND PLAN OF MERGER                                             Page 27
the Securities being acquired pursuant to this Agreement and is not relying on anyone else's investigation or analysis of Sierra or its business or the merits and risks of an investment in the Securities, other than professionals, if any, employed specifically by it to assist it.

                  (i) Restricted Securities. Such Shareholder acknowledges that the Securities have not been and will not prior to issuance be registered under the 1933 Act and that the Securities are characterized under the 1933 Act as "restricted securities" and, therefore, cannot be sold or transferred unless such sale or transfer is registered under the 1933 Act or an exemption from such registration is available. The financial condition of such Shareholder is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. In this connection, such Shareholder represents that it is familiar with Rule 144 under the 1933 Act as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  (j) Exemption Reliance. Such Shareholder has been advised that the Securities have not been registered under the 1933 Act or any applicable state securities laws, but are being issued under this Agreement pursuant to exemptions from such laws, and that Sierra's reliance upon such exemptions is predicated in part upon the Shareholder's representations contained herein.

                  (k) Further Limitations on Disposition. Without in any way limiting the representations set forth herein, each Shareholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                           (i) There is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                           (ii) (A) Such Shareholder shall have notified Sierra of the proposed disposition and shall have furnished Sierra with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by Sierra, such Shareholder shall have furnished Sierra with an opinion of counsel, reasonably satisfactory to Sierra, that such disposition will not require registration under the 1933 Act; or

                           (iii) Sierra shall be satisfied that such proposed disposition complies in all respects with Rule 144 or Rule 145 under the 1933 Act or any successor rule providing a safe harbor for such disposition without registration.

                  (l) Residency. For purposes of the application of state securities laws, each Shareholder is a resident of the jurisdiction specified on
Schedule 2.30 to the Disclosure Memorandum.

                  (m) Legend. It is understood that the certificates evidencing the Securities may bear the following legend:

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AGREEMENT AND PLAN OF MERGER                                             Page 28

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless
         (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving such securities, (ii) this corporation receives an opinion of legal counsel for the holder of the securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

         2.31     POOLING MATTERS

         The Company has not taken and will not take, and the Shareholders have not taken and will not take, directly or indirectly, and the Company and the Shareholders will use their respective best efforts to prevent any other Person from taking, any actions, including without limitation any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of securities of Sierra, and there have occurred no other events with respect to or involving the Company or its Shareholders, which taken individually or together would affect the ability of Sierra to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with generally accepted accounting principles, and neither the Company nor the Shareholders is aware of any facts which otherwise could prevent such accounting treatment.

         2.32     FULL DISCLOSURE

         No information furnished by the Company or the Shareholders to Sierra or the Purchaser in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents, or by the Company to the Shareholders in connection with their approval of the Merger and execution and delivery of this Agreement, is false or misleading in any material respect. Neither the Company nor any Shareholder has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, including, but not limited to, all Schedules to the Disclosure Memorandum and Exhibits hereto, or in or pursuant to the other Operative Documents, or in or pursuant to closing certificates executed or delivered by the Shareholders or the Company, not misleading. The Company has provided to Sierra an accurate and complete copy of the disclosure materials (the "Shareholder Disclosure Statement") delivered to the Shareholders in connection with their consideration and approval of the Merger and the other transactions contemplated hereby. The Shareholder Disclosure Statement contains all information required to be set forth therein under the Colorado Corporation Code. The Shareholder Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

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AGREEMENT AND PLAN OF MERGER                                             Page 29

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                           OF THE PURCHASER AND SIERRA

         To induce the Company and the Shareholders to enter into and perform this Agreement and the Operative Documents, the Purchaser and Sierra jointly and severally represent and warrant to the Company and the Shareholders as follows in this Article III:

         3.1      ORGANIZATION

         Sierra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Washington. Each of the Purchaser and Sierra has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Operative Documents to which either is a party, and to carry out the transactions contemplated hereby and thereby.

         3.2      ENFORCEABILITY

         All corporate action on the part of the Purchaser and Sierra and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger, and the performance of all of Sierra's and the Purchaser's respective obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents to which the Purchaser is a party will have been at the Closing, duly executed and delivered by the Purchaser, and this Agreement is, and each of the Operative Documents to which the Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. This Agreement has been, and each of the Operative Documents to which Sierra is a party will have been at the Closing, duly executed and delivered by Sierra, and this Agreement is, and each of the Operative Documents to which Sierra is a party will be at the Closing, a legal, valid and binding obligation of Sierra, enforceable against Sierra in accordance with its terms.

         3.3      LEGAL PROCEEDINGS

         There is no claim, action, suit, arbitration, proceeding or investigation pending or, to the best knowledge of the Purchaser or Sierra, threatened against the Purchaser or Sierra before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, which questions the validity of this Agreement or any action taken or to be taken by the Purchaser or Sierra pursuant to this Agreement or in connection with the transactions contemplated hereby. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein or which would have a material

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AGREEMENT AND PLAN OF MERGER                                             Page 30
adverse effect upon the business, business prospects, assets or operations or conditions (financial or other) of the Purchaser or Sierra.

         3.4      SECURITIES

         The Securities to be issued pursuant to this Agreement have been duly authorized for issuance, and such Securities, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

         3.5      NO BROKERS

         Neither Sierra nor the Purchaser has incurred, and neither will incur, directly or indirectly, as a result of any action taken by or on behalf of Sierra or the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

         3.6      FULL DISCLOSURE

         Sierra has provided to the Shareholders accurate and complete copies of the Public Filings. As of their respective dates, none of the Public Filings contained any untrue statement of any material fact or omitted any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such statement or omission has been modified or superseded in a filing subsequently made with the SEC or in a subsequent public statement by Sierra.

         3.7      TAX CONSEQUENCES

         Neither Sierra nor Purchaser makes any representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences to the Shareholders arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. Each Shareholder has consulted with his own tax advisor in such matters and shall be solely responsible for any such tax consequences.

                ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF THE PURCHASER AND SIERRA

         The obligations of the Purchaser and Sierra to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Purchaser or Sierra:

         4.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and each Shareholder contained herein (including applicable Exhibits or Schedules to the Disclosure Memorandum) and in the

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AGREEMENT AND PLAN OF MERGER                                             Page 31
other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

         4.2      PERFORMANCE OF AGREEMENTS

         The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

         4.3      OPINION OF COUNSEL FOR THE COMPANY

         The Purchaser and Sierra shall have received the opinion letter of Ireland, Stapleton, Pryer & Pascoe, counsel for the Company and the Shareholders, in their capacities as Shareholders, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.3.

         4.4      SHAREHOLDER APPROVAL

         The Shareholders shall have duly and validly approved the Merger by a vote or written consent in accordance with Colorado Law, and no Shareholders holding, in the aggregate, more than 10% of the shares of Company Common Stock shall have elected to claim dissenters' rights under Colorado Law.

         4.5      RESIGNATIONS

         The Purchaser and Sierra shall have received copies of resignations effective as of the Closing Date of all the officers and directors of the Company.

         4.6      CONSENTS TO MERGER

         The Company shall have received and shall have delivered to Sierra written consents to the Merger from each of the parties (other than the Company) to those agreements, leases, notes or other documents identified on Schedules
2.6 and 2.17 to the Disclosure Memorandum, which consents shall be satisfactory in all respects to Sierra in its sole and absolute discretion.

         4.7      OFFICERS' CERTIFICATE

         The Purchaser and Sierra shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Sierra, certifying that the conditions to the obligations of the Purchaser and Sierra have been fulfilled, as required by Sections 4.1, 4.2, 4.4, 4.9 and 4.12 hereof.

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AGREEMENT AND PLAN OF MERGER                                             Page 32

         4.8      PRINCIPALS' CERTIFICATES

         The Purchaser and Sierra shall have received certificates from each of the Principals, dated the Closing Date, in form and substance satisfactory to Sierra, certifying that the conditions to the obligations of the Purchaser and Sierra have been fulfilled, as required by Sections 4.1, 4.2, 4.4, 4.9 and 4.12.

         4.9      MATERIAL ADVERSE CHANGE

         Since December 31, 1994 and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities, earnings, condition (financial or other), or prospects of the Company, and no material adverse change shall have occurred in any domestic or foreign laws or regulations affecting the Company or in any third party contractual or other business relationships of the Company.

         4.10     DUE DILIGENCE

         The results of Sierra's due diligence investigation of the Company shall be satisfactory in all respects to Sierra in its sole and absolute discretion.

         4.11     OPINION OF ACCOUNTANTS

         The Purchaser and Sierra shall have received an opinion of Clifton, Gunderson & Co., independent certified public accountants, which shall be satisfactory to Sierra in its sole and absolute discretion, to the effect that the Merger contemplated pursuant to this Agreement qualifies for "pooling of interests" accounting treatment.

         4.12     APPROVALS AND CONSENTS

         All transfers of permits or licenses, all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         4.13     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate and other proceedings in connection with the transactions contemplated hereby and by the Operative Documents and all documents and instruments incident to such transactions shall have been approved by Sierra's counsel, and Sierra shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Sierra, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the Operative Documents and such other documents as are specified by Sierra's counsel.

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AGREEMENT AND PLAN OF MERGER                                             Page 33

         4.14     NONFOREIGN AFFIDAVIT

         Sierra and the Purchaser shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as Exhibit 4.14.

         4.15     COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the Operative Documents shall be legally permitted by all laws and regulations to which Sierra or the Company is subject.

         4.16     POOLING OF INTERESTS

         As of the Closing no facts shall exist and no events shall have occurred that would, in the opinion of Sierra's independent accountants, prevent Sierra from accounting for the Merger contemplated herein as a "pooling of interests" transaction.

         4.17     LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

         4.18     OPERATIVE DOCUMENTS

         The Operative Documents shall have been executed and delivered by all parties thereto other than Sierra and the Purchaser.

                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE SHAREHOLDERS AND THE COMPANY

         The obligations of the Shareholders and the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

         5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Purchaser and Sierra contained herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

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AGREEMENT AND PLAN OF MERGER                                             Page 34

         5.2      PERFORMANCE OF AGREEMENTS

         The Purchaser and Sierra shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

         5.3      OPINION OF COUNSEL

         The Shareholders shall have received the opinion letter of Perkins Coie, counsel for Sierra and the Purchaser, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3.

         5.4      OFFICERS' CERTIFICATE

         The Company shall have received a certificate of the Chief Financial Officer and another officer of Sierra, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.4, certifying that the conditions to the obligations of the Shareholders and the Company have been fulfilled.

         5.5      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

         5.6      OPERATIVE DOCUMENTS

         Sierra and the Purchaser shall have executed and delivered to the Company all the Operative Documents to which they are parties.

                             ARTICLE VI - COVENANTS

         Between the date of this Agreement and the Effective Time, the parties covenant and agree as set forth in this Article VI. For purposes of this Article VI, all references to the Company shall also include its Subsidiaries.

         6.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

         Unless Sierra shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the

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AGREEMENT AND PLAN OF MERGER                                             Page 35

Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Sierra:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Company taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

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AGREEMENT AND PLAN OF MERGER                                             Page 36

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in
Article IV hereof not being satisfied;

                  (k)      take or agree to take any action specified in Section
2.8 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

         6.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Sierra complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Sierra with all financial, operating and other data and information as Sierra, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Sierra with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall be prepared in conformity with GAAP and shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. All information obtained by either party or its officers, directors, employees, auditors or agents pursuant to this Section 6.2 shall be kept confidential in accordance with the confidentiality agreement, dated June 19, 1995 (the "Confidentiality Agreement"), between Sierra and the Company. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Upon the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

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AGREEMENT AND PLAN OF MERGER                                             Page 37

         6.3      NO SOLICITATION OF TRANSACTIONS

         The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Sierra promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Sierra, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

         6.4      NOTIFICATION OF CERTAIN MATTERS

         The Company shall give prompt notice to Sierra of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.5      FURTHER ACTION; REASONABLE BEST EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. No Shareholder will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any other Operative Documents untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. After the Closing Date, each party hereto, at the request of and without any further cost or expense to

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AGREEMENT AND PLAN OF MERGER                                             Page 38
the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Sierra Common Stock to the Shareholders pursuant to the terms and conditions hereof.

         6.6      PUBLICITY

         The Company and the Shareholders shall not issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Sierra.

                 ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER

         7.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders of the Company):

                  (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Sierra;

                  (b) by either the Company or Sierra, if the Merger has not been consummated by July 31, 1995; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either the Company or Sierra, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sierra, the Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) at any time prior to the Closing by Sierra if, at any time in the course of its legal, accounting, financial or operational due diligence investigation as to the Company, it shall have become aware of any facts or circumstances that it was not aware of on the date hereof, or any additional facts and circumstances as to matters of which it was aware on the date hereof, in either case that would, in the reasonable judgment of Sierra, make it inadvisable to consummate the Merger or the other transactions contemplated hereby;

                  (e) by the Company, in the event of a material breach by Sierra of any representation, warranty or agreement contained herein which has not been cured or is not curable by July 31, 1995; or

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AGREEMENT AND PLAN OF MERGER                                             Page 39

                  (f) by Sierra, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by July 31, 1995.

         7.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach hereof.

         7.3      AMENDMENT

         This Agreement may be amended by Sierra and the Company at any time prior to the Effective Time; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger without the prior written consent of the Shareholders. This Agreement may not be amended except by an instrument in writing signed by Sierra and the Company.

         7.4      WAIVER

         At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

         8.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         8.2      INDEMNIFICATION BY THE SHAREHOLDERS

         From and after the Closing Date, the Shareholders shall jointly and severally indemnify and hold Sierra and its affiliates (the "Sierra Indemnified Parties") harmless from and against, and shall reimburse the Sierra Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties,

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AGREEMENT AND PLAN OF MERGER                                             Page 40
taxes, costs or expenses (including but not limited to any legal or accounting fees of expenses) ("Losses") arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Company or the Shareholders in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto,

                  (b) any failure by the Company or any Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document; or

                  (c) any accounts receivable reflected on the balance sheet of the Company dated May 31, 1995 which are not collected prior to December 31, 1995; provided that Sierra shall use commercially reasonable efforts to collect all such accounts receivable; and provided further, that Sierra shall assign any such uncollected accounts to the Shareholders upon payment by the Shareholders of all liabilities arising in connection with this section 8.2(c).

         8.3      INDEMNIFICATION BY SIERRA

         From and after the Closing Date, Sierra shall indemnify and hold harmless each Shareholder and her successors, assigns, heirs and legatees (the "Company Indemnified Parties"; together with the Sierra Indemnified Parties, the "Indemnified Parties") from and against, and shall reimburse the Company Indemnified Parties for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Purchaser or Sierra in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto,

                  (b) any failure by the Sierra to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document

         8.4      THRESHOLD AND LIMITATIONS

                  (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Claims until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed $25,000 (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold.

                  (b) In no event shall the liability of the Shareholders hereunder for Losses incurred by Indemnified Parties exceed an amount equal to the number of shares of Sierra Common Stock issued to the Shareholders pursuant to the Merger multiplied by the Closing Average.

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AGREEMENT AND PLAN OF MERGER                                             Page 41

         8.5      PROCEDURE FOR INDEMNIFICATION

                  (a) Any Indemnified Party shall notify the indemnifying party in writing reasonably promptly after the assertion against the indemnified party of any claim by a third party (a "Third Party Claim") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

                  (b) (i) The indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 8.5(b)(ii) below shall govern.

                           (ii)     The indemnifying party shall select counsel
reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 8.5(c)(ii) below shall govern.

                           (ii)     The Indemnified Party may, at the
indemnifying party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing within 90 days after its discovery of facts upon which it intends to base its Claim for indemnification

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AGREEMENT AND PLAN OF MERGER                                             Page 42
hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.

                  (e) The Indemnified Party may notify the indemnifying party of a Claim even though the amount thereof plus the amount of other Claims previously notified by the Indemnified Party aggregate less than the Threshold.

         8.6      OFFSET

         If and to the extent that any Indemnified Party is entitled to indemnification hereunder, Sierra may offset such indemnification amount against the Escrow Shares as provided in the Escrow Agreement.

                              ARTICLE IX - GENERAL

         9.1      EXPENSES

         Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and carrying out of this Agreement and the other Operative Documents (except that the reasonable legal, accounting and brokerage fees and expenses of the Company and the Shareholders, to the extent such fees and expenses are covered by paragraph (c) of Section 1.6.3 of this Agreement, shall be paid by Sierra); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement.

         9.2      BANK LOANS

         At or within one day of Closing, Sierra shall pay to Eagle Bank all outstanding principal and accrued interest owed by the Company to Eagle Bank as of such date; provided however, that Sierra shall not be obligated to pay any amount in excess of the total principal and interest as reflected in the letter dated July 13, 1995 from Eagle Bank (the "Payoff Quotation"), attached hereto as
Exhibit 9.2. Sierra shall make commercially reasonable efforts to have Eagle Bank release the personal obligations of Judith D. McNary and Mary Elizabeth Tatem.

         9.3      EMPLOYEE AGREEMENTS

         At or as soon as practicable after the Closing, each employee of the Company shall have executed and delivered Sierra's standard form Confidentiality Agreement and Sierra's standard form Invention Assignment and Proprietary Information Agreement.

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AGREEMENT AND PLAN OF MERGER                                             Page 43

         9.4      NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, telegram or confirmed facsimile transmission, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addressor with charges prepaid so long as it is in fact received within five days, or when successful transmission is confirmed if sent by facsimile, or when personally delivered.

         TO THE PURCHASER AND TO SIERRA:

         Sierra On-Line, Inc.
         3380 146th Place S.E., Suite 300
         Bellevue, WA  98007
         Fax: (206) 649-0214
         Attention:  General Counsel

         with a copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, Washington  98101-3099
         Fax:  (206) 583-8500
         Attention:  Stephen A. McKeon

         TO THE SHAREHOLDERS:

         At their respective addresses set forth on Schedule 2.1 to the Disclosure Memorandum.

         TO THE COMPANY:

         Green Thumb Software, Inc.
         75 Manhattan Drive, Suite 100
         Boulder, Colorado  80303
         Fax:  (303) 499-1389
         Attention:  President

         with a copy to:

         Ireland, Stapleton, Pryor & Pascoe
         1675 Broadway, Suite 2600
         Denver, CO  80202
         Fax:  (303) 623-2062
         Attention:  Susan L. Oakes, Esq.

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AGREEMENT AND PLAN OF MERGER                                             Page 44

         9.5      SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         9.6      ENTIRE AGREEMENT

         This Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 6.2 hereof, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         9.7      ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise, except that Sierra may assign all or any of its rights and obligations hereunder to any of its affiliates, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations, and further provided that any such assignment shall not change the consideration due to the Shareholders hereunder.

         9.8      PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.9      SPECIFIC PERFORMANCE

         The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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AGREEMENT AND PLAN OF MERGER                                             Page 45

         9.10     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Washington state or federal court thereof.

         9.11     HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.12     COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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AGREEMENT AND PLAN OF MERGER                                             Page 46

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                         SIERRA ON-LINE, INC.

                                         By /s/ Michael A. Brochu
                                           -----------------------------------
                                          Its Executive Vice President & CFO
                                             ---------------------------------

                                         GREEN THUMB ACQUISITION CORPORATION

                                         By /s/ Michael A. Brochu
                                           -----------------------------------
                                          Its President
                                             ---------------------------------

                                         GREEN THUMB SOFTWARE, INC.

                                         By /s/Judith D. McNary
                                           -----------------------------------
                                          Its President
                                             ---------------------------------

                                         SHAREHOLDERS:


                                         /s/Judith D. McNary
                                         -------------------------------------
                                         Judith D. McNary

                                         /s/Mary Elizabeth Tatem
                                         -------------------------------------
                                         Mary Elizabeth Tatem

                                         /s/Carol Lynn Robertson
                                         -------------------------------------
                                         Carol Lynn Robertson

                                         /s/Janet T. Koerner
                                         -------------------------------------
                                         Janet T. Koerner

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AGREEMENT AND PLAN OF MERGER                                             Page 47